FORM OF PROXY

Preliminary Proxy Material

                      J.P. MORGAN INSTITUTIONAL FUNDS

                 J.P. MORGAN INSTITUTIONAL BOND FUND-ULTRA

         This proxy is solicited on behalf of the Board of Trustees of J.P. Morgan Institutional Funds for the Special Meeting of the Shareholders to be held on July 3, 2001.

         The undersigned hereby appoints ___, ___ AND ___, and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of JPMorgan Institutional Bond Fund-Ultra which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at J.P. Morgan Chase & Co., 1211 Avenue of the Americas, 41st Floor, New York, NY on July 3, 2001, at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

         NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

         DATE __________ ___, _______

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         Signature(s), Title(s) (if applicable)

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU CAN VOTE BY CALLING _____________.

                         J.P. MORGAN INSTITUTIONAL FUNDS

                    J.P. MORGAN INSTITUTIONAL BOND FUND-ULTRA


         PLEASE INDICATE YOUR VOTE BY AN "X" ON THE APPROPRIATE LINE BELOW.

         This proxy, if properly executed, will be voted in the manner directed by the shareholder.

         IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

         Please refer to the Combined Prospectus/Proxy Statement for a discussion of each Proposal.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH FOLLOWING PROPOSAL.

         Proposal 1:       To approve or disapprove of the Reorganization.

         For_____ Against_____      Abstain_____


         Proposal 2:       To approve or disapprove the election of each of
the Nominees.

         For_____ Against_____      Abstain_____

         To withhold authority to vote for any individual Nominee, write that Nominee's name here:

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